UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in DGP Village, L.P., a Delaware limited partnership (the “Selling Partnership”).  DGP Village, L.P. owns The Village Apartments (“The Villages”), a 112-unit apartment complex located in Brandon, Florida.  On April 24, 2008 (the “Effective Date”), the Selling Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, The Reliant Group, Inc., a California corporation (the “Purchaser”), to sell The Villages to the Purchaser for a total sales price of $9,400,000.  The Selling Partnership is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $9,400,000 and is subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $94,000.  Upon termination of the feasibility period, the Purchaser will deliver an additional deposit of $94,000.  If the Purchaser fails to notify the Selling Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is June 23, 2008. The Selling Partnership has the option, by delivering written notice to Purchaser on or prior to the expiration of the feasibility period, to extend the closing to the last business day of June, in connection with Selling Partnership’s payment of its mortgage.  Further, the Selling Partnership has the option, with 14 days advance written notice to Purchaser, to extend the closing for an additional 30 days.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller will pay all transfer, sales, use, gross receipts, or similar taxes and one half of other closing costs. The Purchaser will pay all deed and mortgage recording fees and one half of other closing costs.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to The Villages by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Selling Partnership. The Selling Partnership must maintain in full force and effect until the closing date all existing insurance coverage on The Villages.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Selling Partnership, and neither Purchaser nor the Selling Partnership will be obligated to proceed with the purchase and sale of the Property. The Selling Partnership expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Selling Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of the Selling Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $35,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10 QQ      Purchase and Sale Contract between DGP Village, L.P., a Delaware Limited Partnership and The Reliant Group, Inc., a California Corporation, dated April 24, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAVIDSON GROWTH PLUS, L.P.

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

April 30, 2008